Exhibit 99.1

Booking Holdings Reports Fourth Quarter 2024 Financial Results

NORWALK, CT - February 20, 2025…Booking Holdings Inc. (NASDAQ: BKNG) (the “Company,” “we,” “our,” or “us”) today reported its fourth quarter and full year 2024 financial results.

Fourth Quarter 2024 Highlights

- Room nights grew 13% compared to 2023.
- Gross bookings grew 17% compared to 2023, or 18% on a constant-currency basis.
- Revenue grew 14% compared to 2023, or 15% on a constant-currency basis.

Full Year 2024 Highlights

- Room nights grew 9% compared to 2023.
- Gross bookings grew 10% compared to 2023, or 11% on a constant-currency basis.
- Revenue grew 11% compared to 2023, or 12% on a constant-currency basis.
- Net income per diluted common share (GAAP EPS) increased 47% compared to 2023.
- Adjusted Net income per diluted common share (Adjusted EPS) increased 23% compared to 2023.

"We are pleased to be reporting a strong finish to 2024, with full year revenue increasing by 11% year-over-year while delivering faster profitability growth, as we continue to take a disciplined approach to managing our expenses," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We remain highly focused on appropriately investing in our business for the long term, including by leveraging and deploying Generative AI technology to drive further value to our travelers and partners."

	Q4 2024		FY 2024	
	(#)	(Δ Y/Y)	(#)	(Δ Y/Y)
Room Nights	261M	13%	1.1B	9%
Gross Bookings	$37.2B	17%	$165.6B	10%
Revenue	$5.5B	14%	$23.7B	11%
GAAP Net Income	$1.1B	383%	$5.9B	37%
GAAP EPS	$31.95	409%	$172.69	47%
Adjusted EPS	$41.55	30%	$187.10	23%
Adjusted EBITDA	$1.8B	26%	$8.3B	17%
Net Cash Provided By Operating Activities	$0.7B	(46%)	$8.3B	13%
Free Cash Flow	$0.6B	(49%)	$7.9B	13%

The section below under the heading "Non-GAAP Financial Measures" provides information about the use of non-GAAP financial measures in this press release, including Adjusted Net income, Adjusted EPS, Adjusted EBITDA, Free Cash Flow, and Adjusted Fixed Operating Expenses, and use of the constant-currency basis. The attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP. Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

1

Additional Highlights Active Return of Capital to Shareholders First Quarter Dividend ● Our Board of Directors declared a cash dividend of $9.60 per share, payable on March 31, 2025, which is a 10% increase from the quarterly cash dividend per share of $8.75 in 2024. The cash dividend will be payable to stockholders of record as of the close of business on March 7, 2025. Stock Repurchase Program ● We repurchased $1.1 billion of stock under our authorized stock repurchase program in the fourth quarter of 2024, and our total remaining stock repurchase authorization was $7.7 billion as of December 31, 2024. ● In January 2025, our Board authorized a program to repurchase up to an additional $20 billion of our common stock. Discrete Items ● For the quarter and year ended December 31, 2024, the Company recorded a loss of $796 million related to the conversion option on the convertible senior notes due in May 2025, which primarily represents the changes in the fair value of an embedded derivative and amortization of debt discount. Under U.S. GAAP, the conversion option is required to be accounted separately as an embedded derivative as, during the quarter, the Company irrevocably elected cash as the settlement method for the conversion premium on the maturity of the notes. See the Consolidated Financial Statements included in the Company’s 2024 Form 10-K for additional information. Fourth Quarter 2024 vs. 2023 2 Top Line Metrics ● Alternative accommodation room nights at Booking.com increased a high-teens percentage ● Constant-Currency ADRs increased 2%(1) ● Gross bookings increased 17% and revenues increased 14% Margin Expansion ● Net Income margin of 19.5% (4.6% in Q4 2023) ● Adjusted EBITDA margin of 33.8% (30.6% in Q4 2023) Fixed Cost Discipline ● Total operating expenses decreased 10% ● Adjusted fixed operating expenses increased 9%, slower than the 14% growth in revenue Marketing Leverage ● Marketing expense as a percentage of gross bookings was 4.2% (vs. 4.5% in Q4 2023) ● The full year mix of our total room nights booked through the direct channel was a mid-fifties percentage and increased year- over-year GAAP EPS +409% Adjusted EPS +30% (1)Accommodation average daily rates ("ADRs")

Consolidated Balance Sheets (In millions, except share and per share data) December 31, 2024 2023 ASSETS Current assets: Cash and cash equivalents $ 16,164 $ 12,107 Short-term investments (Available-for-sale debt securities: Amortized cost of $580 at December 31, 2023) — 576 Accounts receivable, net (Allowance for expected credit losses of $146 and $137, respectively) 3,199 3,253 Prepaid expenses, net 587 644 Other current assets 541 454 Total current assets 20,491 17,034 Property and equipment, net 832 784 Operating lease assets 559 705 Intangible assets, net 1,382 1,613 Goodwill 2,799 2,826 Long-term investments 536 440 Other assets, net 1,109 940 Total assets $ 27,708 $ 24,342 LIABILITIES AND STOCKHOLDERS' DEFICIT Current liabilities: Accounts payable $ 3,824 $ 3,374 Accrued expenses and other current liabilities 6,047 4,741 Deferred merchant bookings 4,031 3,254 Short-term debt 1,745 1,961 Total current liabilities 15,647 13,330 Deferred income taxes 289 258 Operating lease liabilities 483 599 Long-term U.S. transition tax liability 257 515 Other long-term liabilities 199 161 Long-term debt 14,853 12,223 Total liabilities 31,728 27,086 Commitments and contingencies Stockholders' deficit: Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,276,130 and 64,048,000, respectively — — Treasury stock: 31,329,265 and 29,650,351 shares, respectively (47,877) (41,426) Additional paid-in capital 7,707 7,175 Retained earnings 36,525 31,830 Accumulated other comprehensive loss (375) (323) Total stockholders' deficit (4,020) (2,744) Total liabilities and stockholders' deficit $ 27,708 $ 24,342 3

Consolidated Statements of Operations

(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2024	2023	2024	2023
Merchant revenues	$ 3,336	$ 2,469	$ 14,142	$ 10,936
Agency revenues	1,864	2,068	8,524	9,414
Advertising and other revenues	271	247	1,073	1,015
Total revenues	5,471	4,784	23,739	21,365
Operating expenses:				
Marketing expenses	1,578	1,433	7,278	6,773
Sales and other expenses	750	650	3,120	2,744
Personnel, including stock-based compensation of $167, $161, $599, and $530, respectively	853	1,032	3,354	3,294
General and administrative	163	738	1,036	1,555
Information technology	207	187	771	655
Depreciation and amortization	157	134	591	504
Transformation costs	34	—	34	—
Other operating expenses	—	1	—	5
Total operating expenses	3,742	4,175	16,184	15,530
Operating income	1,729	609	7,555	5,835
Interest expense	(507)	(208)	(1,295)	(897)
Interest and dividend income	251	237	1,114	1,020
Other income (expense), net	91	(227)	(82)	(477)
Income before income taxes	1,564	411	7,292	5,481
Income tax expense	496	189	1,410	1,192
Net income	$ 1,068	$ 222	$ 5,882	$ 4,289
Net income applicable to common stockholders per basic common share	$ 32.31	$ 6.37	$ 174.96	$ 118.67
Weighted-average number of basic common shares outstanding (in 000's)	33,051	34,730	33,622	36,140
Net income applicable to common stockholders per diluted common share	$ 31.95	$ 6.28	$ 172.69	$ 117.40
Weighted-average number of diluted common shares outstanding (in 000's)	33,426	35,222	34,064	36,530

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Consolidated Statements of Cash Flows (In millions) Year Ended December 31, 2024 2023 OPERATING ACTIVITIES: Net income $ 5,882 $ 4,289 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 591 504 Provision for expected credit losses and chargebacks 412 330 Deferred income tax expense (benefit) 98 (478) Net (gains) losses on equity securities (63) 131 Stock-based compensation expense 599 530 Operating lease amortization 160 161 Unrealized foreign currency transaction (gains) losses related to Euro-denominated debt (526) 163 Loss related to the conversion option on convertible senior notes 796 — Other 7 5 Changes in assets and liabilities: Accounts receivable (506) (1,330) Prepaid expenses and other current assets (12) 155 Deferred merchant bookings and other current liabilities 1,361 2,742 Other (476) 142 Net cash provided by operating activities 8,323 7,344 INVESTING ACTIVITIES: Purchase of investments (33) (12) Proceeds from sale and maturity of investments 590 1,840 Additions to property and equipment (429) (345) Other investing activities 1 3 Net cash provided by investing activities 129 1,486 FINANCING ACTIVITIES: Proceeds from the issuance of long-term debt 4,836 1,893 Payments on maturity and conversion of debt (1,312) (500) Payments for repurchase of common stock (6,509) (10,377) Dividends paid (1,174) — Proceeds from exercise of stock options 14 134 Other financing activities (59) (59) Net cash used in financing activities (4,204) (8,909) Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents (190) (37) Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents 4,058 (116) Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period 12,135 12,251 Total cash and cash equivalents and restricted cash and cash equivalents, end of period $ 16,193 $ 12,135 5

Non-GAAP Financial Measures Non-GAAP Financial Measures The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. To supplement the Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Adjusted Net income, Adjusted EPS, Adjusted EBITDA, and Free cash flow (Net cash provided by operating activities less capital expenditures). The Company also uses information on (i) the impact of the adjustments required to compute Adjusted Net income and Adjusted EBITDA on Sales and other expenses, Personnel expenses, General and administrative expenses, Depreciation and amortization expenses, Interest expense, Interest and dividend income, Other income (expense), net, and Income tax expense, as reported in the Company's consolidated statements of operations, as applicable, and (ii) Adjusted fixed operating expenses, which is Total operating expenses, as reported in the Company's consolidated statements of operations, adjusted to exclude (a) certain operating expenses which are generally more likely to vary based on changes in business volumes and (b) amounts which are excluded in the computation of Adjusted EBITDA. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular Adjusted Net income, Adjusted EBITDA and Free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for Operating income, Net income or Net cash provided by operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance. Reconciliations of (i) Net income to Adjusted Net income and Adjusted EPS, (ii) Net income to Adjusted EBITDA, (iii) Net cash provided by operating activities to Free cash flow, and (iv) Total operating expenses to Adjusted fixed operating expenses are detailed in the Reconciliation of GAAP to Non-GAAP Financial Information and Additional Information on the Impact of Non-GAAP Adjustments sections below, including additional information on the items excluded from non-GAAP measures. We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant- currency measures based on the predominant transactional currency in each country, converting our current-year period results in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates. The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2024 and 2023. We are not able to provide a reconciliation between forward-looking Adjusted EBITDA and GAAP Net income because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods. 6

Information About Forward-Looking Statements This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in third-party relationships; success of the Company's marketing efforts; rapid technological or other market changes; the development and use of Generative AI; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; operational and technological infrastructure risks; and other business and industry changes. Other risks and uncertainties relate to data privacy, cyberattacks, and information security; taxes; laws and regulations; the Company's facilitation of payments; foreign currency exchange rates; the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We will be posting our prepared remarks and a summary earnings presentation to the Booking Holdings investor relations website after the conclusion of the earnings call. 7

About Booking Holdings About Booking Holdings Inc. Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through five primary consumer-facing brands: Booking.com, Priceline, Agoda, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X @BookingHoldings. For Press Information: Leslie Cafferty communications@bookingholdings.com For Investor Relations: John Longstreet ir@bookingholdings.com #BKNG_Earnings 8

Reconciliation of GAAP to Non-GAAP Financial Information (In millions, except share and per share data)(1) RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Net income $ 1,068 $ 222 $ 5,882 $ 4,289 (a) Accruals related to the Netherlands pension fund matter — 276 — 276 (b) Accruals related to the fine imposed by the Spanish competition authority — 530 (78) 530 (c) Accruals related to settlements of indirect tax matters (28) — 337 62 (d) Termination fee related to an acquisition agreement — — — 90 (e) Amortization of intangible assets 55 56 221 222 (f) Transformation costs 34 — 34 — (g) Net (gains) losses on equity securities (36) (20) (63) 131 (h) Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments (633) 165 (539) 163 (i) Loss related to the conversion option on convertible senior notes, including amortization of debt discount 796 — 796 — (j) Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit — — (250) — (k) Other — — 17 (31) (l) Tax impact of Non-GAAP adjustments 133 (99) 16 (170) Adjusted Net income $ 1,389 $ 1,128 $ 6,374 $ 5,561 GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's) 33,426 35,222 34,064 36,530 Net income applicable to common stockholders per diluted common share (GAAP EPS) $ 31.95 $ 6.28 $ 172.69 $ 117.40 Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) $ 41.55 $ 32.00 $ 187.10 $ 152.22 Net income applicable to common stockholders per diluted common share (GAAP EPS) growth YoY 409% 47 % Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS) growth YoY 30% 23% 9 (Unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Net income $ 1,068 $ 222 $ 5,882 $ 4,289 (a) Accruals related to the Netherlands pension fund matter — 276 — 276 (b) Accruals related to the fine imposed by the Spanish competition authority — 530 (78) 530 (c) Accruals related to settlements of indirect tax matters (28) — 337 62 (d) Termination fee related to an acquisition agreement — — — 90 (m) Depreciation and amortization 157 134 591 504 (f) Transformation costs 34 — 34 — (m) Interest and dividend income (251) (237) (1,114) (1,020) (m) Interest expense 507 208 1,295 897 (g) Net (gains) losses on equity securities (36) (20) (63) 131 (h) Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments (633) 165 (539) 163 (i) Loss related to the conversion option on convertible senior notes 535 — 535 — (k) Other — — 17 — (m) Income tax expense 496 189 1,410 1,192 Adjusted EBITDA $ 1,848 $ 1,464 $ 8,306 $ 7,112 Net income as a % of Total Revenues 19.5% 4.6% 24.8% 20.1 % Net income growth YoY 383% 37 % Adjusted EBITDA as a % of Total Revenues 33.8% 30.6% 35.0% 33.3 % Adjusted EBITDA growth YoY 26% 17 % RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Net cash provided by operating activities $ 721 $ 1,346 $ 8,323 $ 7,344 (n) Additions to property and equipment (76) (94) (429) (345) Free cash flow $ 644 $ 1,253 $ 7,893 $ 6,999 Net cash provided by operating activities as a % of Total Revenues 13.2% 28.1% 35.1% 34.4 % Free cash flow as a % of Total Revenues 11.8% 26.2% 33.3% 32.8 % Net cash provided by operating activities (decline) growth YoY (46) % 13 % Free cash flow (decline) growth YoY (49) % 13% (1) Amounts may not total due to rounding. 10 (Unaudited)

Notes: (a) Accruals related to the Netherlands pension fund matter are recorded in Personnel expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (b) Accruals related to the fine imposed by the Spanish competition authority are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (c) Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. During 2024, the Company paid $332 million related to the settlement of certain Italian indirect tax matters. (d) Termination fee related to the acquisition agreement for the Etraveli Group is recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (e) Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Adjusted Net income. (f) In November 2024, the Company announced its intention to implement certain organizational changes that are expected to improve operating expense efficiency, increase organizational agility, free up resources that can be reinvested into further improving its offering to travelers and partners, and better position the Company for the long-term. Certain costs incurred in connection with this transformation program, primarily professional fees, are recorded in Transformation costs and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (g) Net (gains) losses on equity securities with readily determinable fair values and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (h) Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (i) See the section in this press release under the heading "Additional Highlights - Discrete Items" for more information. Adjustment for the loss related to the conversion option on convertible senior notes, including amortization of the debt discount of $261 million, is recorded in Interest expense and Other income (expense), net, as applicable, and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. (j) Adjustment to one-time deemed repatriation income tax liability resulting from the U.S. Tax Cuts and Jobs Act ("Tax Act") and related net unrecognized tax benefit are recorded in Income tax expense and excluded from Net income to calculate Adjusted Net income. During 2024, the Company recorded a reduction of $250 million to income tax expense based upon a recent U.S. Tax Court decision. (k) For the year ended December 31, 2024, includes an accrual related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect, which is recorded in Sales and other expenses. For the year ended December 31, 2023, includes interest received on tax payments refunded pursuant to a settlement with authorities, which is recorded in Interest and dividend income and Income tax expense, as applicable. (l) Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Adjusted Net income. (m) Depreciation and amortization, Interest and dividend income, Interest expense, and Income tax expense are excluded from Net income to calculate Adjusted EBITDA. (n) Cash used for additions to property and equipment is included in the calculation of Free cash flow. For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides information about the use of non-GAAP financial measures. Additional information on the impact of the adjustments above on Sales and other expenses, Personnel expenses, General and administrative expenses, Depreciation and amortization expenses, Interest expense, Interest and dividend income, Other income (expense), net, and Income tax expense, as applicable, are presented in the following pages. The reconciliation of Total operating expenses to Adjusted fixed operating expenses is also provided. 11

Additional Information on the Impact of Non-GAAP Adjustments

(Unaudited)

Sales and other expenses:	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Sales and other expenses	$ 750	$ 650	$ 3,120	$ 2,744
Accruals related to prior-period Canadian digital services taxes	—	—	(17)	—
Adjusted Sales and other expenses	$ 750	$ 650	$ 3,103	$ 2,744

Personnel expenses:	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Personnel expenses	$ 853	$ 1,032	$ 3,354	$ 3,294
Accruals related to the Netherlands pension fund matter	—	(276)	—	(276)
Adjusted Personnel expenses	$ 853	$ 756	$ 3,354	$ 3,018

General and administrative expenses:	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
General and administrative expenses	$ 163	$ 738	$ 1,036	$ 1,555
Accruals related to the fine imposed by the Spanish competition authority	—	(530)	78	(530)
Accruals related to settlements of indirect tax matters	28	—	(337)	(62)
Termination fee related to an acquisition agreement	—	—	—	(90)
Adjusted General and administrative expenses	$ 191	$ 208	$ 777	$ 873

Depreciation and amortization expenses:	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Depreciation and amortization expenses	$ 157	$ 134	$ 591	$ 504
Amortization of intangible assets	(55)	(56)	(221)	(222)
Depreciation expenses	$ 102	$ 78	$ 370	$ 282

Interest expense:	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Interest expense	$ (507)	$ (208)	$ (1,295)	$ (897)
Amortization of debt discount on convertible senior notes	261	—	261	—
Adjusted Interest expense	$ (246)	$ (208)	$ (1,034)	$ (897)

Interest and dividend income:	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Interest and dividend income	$ 251	$ 237	$ 1,114	$ 1,020
Interest received on refunded tax payments	—	—	—	(24)
Adjusted Interest and dividend income	$ 251	$ 237	$ 1,114	$ 996

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Other income (expense), net: Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Other income (expense), net $ 91 $ (227) $ (82) $ (477) Net (gains) losses on equity securities (36) (20) (63) 131 Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments (633) 165 (539) 163 Loss related to the conversion option on convertible senior notes 535 — 535 — Adjusted Other income (expense), net $ (43) $ (82) $ (149) $ (183) Income tax expense: Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Income tax expense $ 496 $ 189 $ 1,410 $ 1,192 Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit — — 250 — Interest received on refunded tax payments — — — 7 Tax impact of Non-GAAP adjustments (133) 99 (16) 170 Adjusted Income tax expense $ 363 $ 288 $ 1,644 $ 1,369 RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED FIXED OPERATING EXPENSES Three Months Ended December 31, Year Ended December 31, 2024 2023 2024 2023 Total operating expenses $ 3,742 $ 4,175 $ 16,184 $ 15,530 Marketing expenses (1,578) (1,433) (7,278) (6,773) Sales and other expenses (750) (650) (3,120) (2,744) Depreciation and amortization (157) (134) (591) (504) Transformation costs (34) — (34) — Accruals related to the Netherlands pension fund matter — (276) — (276) Accruals related to the fine imposed by the Spanish competition authority — (530) 78 (530) Accruals related to settlements of indirect tax matters 28 — (337) (62) Termination fee related to an acquisition agreement — — — (90) Other operating expenses — (1) — (5) Adjusted fixed operating expenses $ 1,251 $ 1,151 $ 4,902 $ 4,546 13 (Unaudited)

Statistical Data

(Units Sold in millions and Gross Bookings and Total Revenues in billions)[1]

(Unaudited)

	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	FY 2023	FY 2024
Units Sold										
Room Nights	274	268	276	231	297	287	299	261	1,049	1,144
Year/Year Growth	*38.3 %*	*8.8 %*	*14.9 %*	*9.2 %*	*8.5 %*	*7.1 %*	*8.1 %*	*13.2 %*	*17.1 %*	*9.1 %*
Rental Car Days	19	20	20	15	21	22	23	17	74	83
Year/Year Growth	*22.7 %*	*24.0 %*	*20.0 %*	*10.7 %*	*10.7 %*	*10.0 %*	*16.2 %*	*12.1 %*	*19.7 %*	*12.3 %*
Airline Tickets	8	9	9	9	11	11	13	14	36	49
Year/Year Growth	*73.3 %*	*58.3 %*	*56.6 %*	*45.8 %*	*33.1 %*	*27.7 %*	*38.7 %*	*52.3 %*	*57.6 %*	*38.1 %*
Gross Bookings[2]										
Merchant	$ 19.9	$ 21.1	$ 22.3	$ 18.4	$ 25.8	$ 25.8	$ 28.4	$ 24.2	$ 81.7	$104.2
Year/Year Growth	*81.0 %*	*39.9 %*	*53.5 %*	*38.7 %*	*29.3 %*	*22.3 %*	*27.3 %*	*31.7 %*	*51.7 %*	*27.5 %*
Agency	$ 19.5	$ 18.6	$ 17.5	$ 13.3	$ 17.8	$ 15.6	$ 15.1	$ 12.9	$ 68.9	$ 61.4
Year/Year Growth (Decline)	*19.7 %*	*(4.5)%*	*(0.4)%*	*(5.3)%*	*(8.9)%*	*(16.0)%*	*(14.0)%*	*(2.7)%*	*2.3 %*	*(10.9)%*
Total Gross Bookings	$ 39.4	$ 39.7	$ 39.8	$ 31.7	$ 43.5	$ 41.4	$ 43.4	$ 37.2	$150.6	$165.6
Year/Year Growth	*44.5 %*	*14.9 %*	*24.0 %*	*16.1 %*	*10.4 %*	*4.4 %*	*9.1 %*	*17.3 %*	*24.2 %*	*9.9 %*
Constant-currency Basis	*51 %*	*15 %*	*20 %*	*13 %*	*10 %*	*6 %*	*9 %*	*18 %*	*24 %* [3]	*11 %*
Total Revenues	$ 3.8	$ 5.5	$ 7.3	$ 4.8	$ 4.4	$ 5.9	$ 8.0	$ 5.5	$ 21.4	$ 23.7
Year/Year Growth	*40.2 %*	*27.2 %*	*21.3 %*	*18.1 %*	*16.9 %*	*7.3 %*	*8.9 %*	*14.4 %*	*25.0 %*	*11.1 %*
Constant-currency Basis	*46 %*	*27 %*	*16 %*	*15 %*	*17 %*	*9 %*	*9 %*	*15 %*	*23 %* [3]	*12 %*

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.

(3) Year-over-year growth percentages for FY 2023 presented on a constant currency basis have been recast to reflect the predominant transactional currency in each country.

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